EXHIBIT 10.53
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                     INVESTMENT AND STOCK PURCHASE AGREEMENT




                            HOMEGROWN HOLDINGS CORP.
                             A DELAWARE CORPORATION

                                       AND

                             ANNIE'S HOMEGROWN, INC.
                             A DELAWARE CORPORATION

                                       RE:

                         $1,000,000 9% SUBORDINATED NOTE
                                       AND
        SERIES A CONVERTIBLE PREFERRED STOCK WITH AGGREGATE PAR VALUE OF
                                   $2,000,000
                                       AND
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK






                                                                     DATED AS OF
                                                                DECEMBER 2, 1999

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         This Investment and Stock Purchase Agreement (the "Agreement") is
entered into this 2nd day of December, 1999, by and between, HOMEGROWN HOLDINGS CORP., a Delaware corporation, ("HOLDINGS") and ANNIE'S HOMEGROWN, INC., a Delaware Corporation ("ANNIE'S").

         NOW THEREFORE the parties hereto agree as follows:

SECTION 1.  CONSIDERATION.

         SECTION 1.1. TERMS. In consideration of HOLDINGS making a cash investment (the "Investment") in a total amount of $3,000,000 under the terms and conditions set forth in this Agreement, ANNIE'S shall issue, convey, transfer, assign and deliver to HOLDINGS (i) its unsecured subordinated promissory note in the principal amount of $1,000,000, bearing interest at 9% per annum, providing for interest only payments for five years with principal then being due (the "Note"), (ii) preferred stock having an aggregate par value of $2,000,000 redeemable at par with a liquidation preference of par plus 10% per annum and having the voting rights of 1,000,000 shares of Common Stock of ANNIE'S (the "Series A Convertible Preferred Stock"), and (iii) a Warrant to purchase 1,500,000 shares of the Common Stock of ANNIE'S, par value $.001 (the "Common Stock").

         SECTION 1.2. THE NOTE. The Note shall be in an aggregate principal amount of $1,000,000 due on the fifth anniversary of its issuance, and shall be
(i) dated the date of issue, (ii) expressed to bear interest prior to maturity at the rate of 9% per annum, payable semi-annually on the last day of June and December in each year commencing on the first of such dates after the date of issuance thereof, and at maturity, and to bear interest on any overdue installment of interest or payment of principal in the amount of 1% per month for each month that payment is so overdue, until paid, (iii) expressed to mature on the fifth anniversary of its issue, (iv) subordinate to any payments due to current or future bank or institutional lenders of ANNIE'S and (v) otherwise substantially in the form attached hereto as Exhibit "A". Interest on the Note shall be computed on the basis of a 360-day year of twelve 30-day months.

         ANNIE'S shall have the privilege of prepaying the outstanding Note, in whole or in part without penalty. Prepayment on the Note shall be made by the payment of the aggregate principal amount remaining unpaid on the Note and accrued interest thereon to the date of such prepayment. Any prepayment of less than the balance of principal and accrued interest on the Note shall be applied to the payment in full of the Note.

         SECTION 1.3. THE WARRANT. At the time of the issuance of the Note, ANNIE'S shall issue, convey, transfer, assign and deliver to HOLDINGS, a Warrant substantially in the form attached hereto as Exhibit "B" to purchase the Common Stock (the "Warrant").

         The Warrant shall have a term of five years and shall have an exercise price equal to $2.00 per share of Common Stock until the third anniversary of the Closing (as

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defined in ss.2); $2.50 during the six months thereafter; $3.00 from then to the fourth anniversary of the Closing; $3.50 for six months thereafter; and $4.00 per share from four and one-half years after the Closing until expiration of the Warrant.

         In the event the net sales of ANNIE'S for the fiscal year ended March 31, 2000 do not equal or exceed $9,500,000 or the "adjusted net income" of ANNIE'S for that fiscal year is not positive, the exercise price of the Warrant shall be reduced by $.50 per share from each of the prices set forth above. "Net Sale" means the gross sales price arising from the sales by ANNIE'S of goods during the fiscal year ended March 31, 2000 (recorded in accordance with generally accepted accounting principles) net of returns or disputed transactions. "Adjusted net income" is defined on Exhibit "C" hereto.

         The rights, powers and terms of the Common Stock will be provided for in ANNIE'S Certificate of Incorporation and Certificate of Designation in effect on the Closing Date, and as otherwise provided by the Delaware General Corporation Law.

         SECTION 1.4. THE SERIES A CONVERTIBLE PREFERRED STOCK. The Series A Convertible Preferred Stock shall have an aggregate par value of $2,000,000 redeemable at and with a liquidation preference of par plus 10% per annum and having the voting rights of 1,000,000 shares of common stock of ANNIE'S. The Series A Convertible Preferred Stock shall be convertible at any time in whole or in part into common stock at $2.00 of par value of preferred stock per common share. Upon such conversion, the converted share of Series A Convertible Preferred Stock shall be deemed cancelled together with any liquidation preference accrued therein. The details of the conversion, redemption and regulation rights of the Series A Convertible Preferred Stock are set forth on the Certificate of Designation, attached as Exhibit "D" hereto.

         On or before the Closing Date, ANNIE'S will have adopted and filed with the Secretary of State of Delaware, as necessary, an amended and restated Certificate of Incorporation and a Certificate of Designation to create and authorize issuance of the Series A Convertible Preferred Stock with the rights, privileges and preferences set forth in this Agreement and will have taken all necessary steps for authorizing the issuance of the Series A Convertible Preferred Stock.

SECTION 2. CLOSING.

         SECTION 2.1. THE CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, ANNIE'S agrees to issue, convey, transfer, assign and deliver to HOLDINGS upon execution of this Agreement (the "Closing Date"), in return for $2,000,000 of the Investment set forth in ss.1.1, the Series A Convertible Preferred Stock described in ss.1.4. On the Closing DatE, ANNIE'S also agrees to execute and place in escrow with Kirkpatrick & Lockhart LLP, counsel to ANNIE'S, the Note and Warrant to be held according to an Escrow Agreement by and among HOLDINGS, ANNIE'S and Kirkpatrick & Lockhart LLP as Escrow Agent (the "Escrow Agreement"). Pursuant to the terms of the Escrow Agreement, the Note and Warrant shall be released to the escrow agent (the "Pledge

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Escrow Agent") identified in the Pledge and Escrow Agreement (the "Pledge
Agreement"), dated the date hereof, between HOLDINGS, Ann E. Withey and Andrew
M. Martin, on behalf of HOLDINGS and subject to the Pledge Agreement, upon the receipt by ANNIE'S of the remaining $1,000,000 of the Investment, which HOLDINGS shall be obligated to deliver to ANNIE'S on or before April 30, 2000, unless ANNIE'S is then insolvent or bankrupt. The parties agree that they shall take all actions, including the delivery of documents, necessary in order to facilitate completion of all of the transactions contemplated by this Agreement.

         The closing of the transactions under this Agreement (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, located at 75 State Street, Boston, Massachusetts, on the Closing Date. The Closing shall be deemed to have been effective as of 11:59 p.m. on the Closing Date.

         SECTION 2.2. DELIVERY. At the Closing, ANNIES shall deliver to the Pledge Escrow Agent, on behalf of HOLDINGS and subject to the Pledge Agreement, the Series A Convertible Preferred Stock against the payment thereof by HOLDINGS of $2,000,000 of the Investment in Federal Reserve, certified check or other funds current and immediately available and wired to ANNIE'S bank account at Eastern Bank, 445 Main Street, Wakefield, Massachusetts 01880, ABA Number 011301798, Account Number 200268886. ANNIE'S shall also deliver to Kirkpatrick & Lockhart LLP, as Escrow Agent, the Note and Warrant, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.


SECTION 3.  REPRESENTATIONS AND WARRANTIES BY ANNIE'S.

         ANNIE'S hereby represents and warrants to HOLDINGS, as of the Closing Date, as follows:

         SECTION 3.1. ORGANIZATION, STANDING AND POWER. ANNIE'S is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ANNIE'S has all necessary power and authority to own, use and transfer its properties and assets and to transact the business now being conducted. ANNIE'S has furnished to HOLDINGS copies of its Certificate of Incorporation, Certificate of Designation, and Bylaws which copies are true, correct and complete. The copies of the Certificate of Incorporation and Bylaws contain all amendments through the date of this Agreement. The copies of the Minute Books contain a complete record of all meetings of directors and shareholders and all actions by written consent without a meeting of directors and shareholders for the two years ending on the Closing and reflect all material transactions referred to in such minutes accurately in all material respects.

         SECTION 3.2. AUTHORITY FOR TRANSACTION. ANNIE'S execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have all been duly and validly authorized by all necessary corporate action on the part of ANNIE'S, and this Agreement is valid and

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binding upon ANNIE'S in accordance with its terms. The Series A Convertible
Preferred Stock when issued against payment by Holdings, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         SECTION 3.3. FILINGS. On or before the Closing Date (as defined in ss.2.1) ANNIE'S will, if necessary, have duly adopted and filed with the Secretary of the State of Delaware an amended and restated Certificate of Incorporation and Certificate of Designation to create and authorize the Series A Convertible Preferred Stock with the rights, privileges and preferences set forth herein and will have taken all necessary corporate action authorizing the sale and issuance of the Series A Convertible Preferred Stock.

         SECTION 3.4. NO CONFLICT. Other than as identified on the Disclosure Schedule, neither the execution and delivery of this Agreement by ANNIE'S nor compliance by ANNIE'S with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

         (a) conflict with or result in a breach of any provision of any agreement between ANNIE'S and any of its shareholders or, to ANNIE'S knowledge, between any of its shareholders;

         (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract, encumbrance or other instrument or obligation to which ANNIE'S, is a party or by which it or any of its respective assets may be bound; or

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ANNIE'S, or any of its respective properties or assets.

Other than as identified on the Disclosure Schedule, no consent, waiver or approval by, notice to or filing with any person is required in connection with the execution and delivery of this Agreement by ANNIE'S, compliance by ANNIE'S with any of the provisions hereof or the consummation of the transactions contemplated hereby.

         SECTION 3.5. SUBSIDIARIES. ANNIES does not own or control, directly or indirectly, any interest or investment in any other entity.

         SECTION 3.6. CAPITALIZATION. The authorized capital stock of ANNIE'S (as defined in ss.2), consists of : (a) 10,000,000 shares of Common Stock, par value $.001, of which 4,709,768 are outstanding, and (b) 1,000,000 shares of Preferred Stock, par value $2.00, all of which is designated Series A, and none of which is issued immediately prior to the Closing. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.

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         SECTION 3.7. FINANCIAL STATEMENTS. ANNIE'S has heretofore delivered to
HOLDINGS true, correct and complete copies of its balance sheets, income statements, statements of shareholders' equity and statements of cash flows for the fiscal year ending March 31, 1999 (which were audited) and for the quarters ending June 30 and September 30, 1999 (which are unaudited) (together the "Financial Statements.) The Financial Statements are accurate and complete in all material respects, and are in accordance with the books of account and records of ANNIE'S (which in turn are accurate and complete in all material respects.) The Financial Statements present fairly and accurately ANNIE'S financial position at the dates thereof and the results of ANNIE'S operations, changes in ANNIE'S financial position and other information included therein for the periods or as at the dates therein set forth. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), except that, in the case of the unaudited financials, certain notes and similar presentation items are omitted. The Financial Statements show all assets and liabilities of any kind or nature, direct or indirect, absolute or contingent, existing as of the dates indicated, insofar as such items are required by GAAP to be included on such Financial Statements. Except as set forth in the Financial Statements or on the Disclosure Schedule, ANNIE'S has no liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which neither individually or in the aggregate are material to ANNIE'S financial condition or operating results. Except as disclosed in the Financial Statements or on the Disclosure Schedule, ANNIE'S is not a guarantor or indemnitor of any indebtedness of any person or entity. ANNIE'S maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         SECTION 3.8. NO CHANGES. Since March 31, 1999, except as described in the Disclosure Schedule, there has not been:

         (a) Any material adverse change in the condition (financial or otherwise), of the assets, liabilities or business operations of ANNIE'S, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

         (b) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting ANNIE'S assets, properties, financial condition, operating results, prospects, or business (as such business is presently conducted and is proposed to be conducted);

         (c) Any sale, lease or other transfer of any of ANNIE'S assets, other than in the ordinary course of business for fair and adequate consideration in money or money's worth;

         (d) Any sale, assignment or transfer of any patent, trademark, trade name, copyright or other intangible asset owned by ANNIE'S;

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         (e) Any waiver or compromise by ANNIE'S of a valuable right or of a material debt owed to it;

         (f) Any satisfaction or discharge of any lien, claim, or encumbrance or payment obligation by ANNIE'S, except in the ordinary course of business and which is not material to ANNIE'S assets, properties, financial condition, operating results or business (as such business is presently conducted and is proposed to be conducted);

         (g) Any change or amendment to a material contract or arrangement to which ANNIE'S or any of its assets or properties is subject (except in the ordinary course of business);

         (h) Any material change in any compensation arrangement or agreement in respect of any of ANNIE'S officers, agents or employees;

         (i) Any declaration, setting aside, payment or other distribution in respect of any of ANNIE'S capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by ANNIE'S;

         (h) Any labor trouble or other event or condition, known to ANNIE'S after reasonable investigation, materially and adversely affecting ANNIE'S business or plans;

         (i) Any amendment, cancellation or termination of any contract, license or other instrument material to ANNIE'S;

         (j) Any failure to pay when due any material obligation of ANNIE'S, except in the ordinary course of business or where such failure would not have an effect on ANNIE'S that is materially adverse to its business operations or financial condition, or on the ability of ANNIE'S to consummate the transaction contemplated hereby;

         (k) Any damage, destruction or loss not covered by insurance and materially adversely affecting the business operations or assets of ANNIE'S;

         (l) Any change in accounting methods or practices by ANNIE'S which would have a material adverse effect on the Financial Statements;

         (m) Any material revaluation other than in the ordinary course by ANNIE'S of any of its respective assets, including without limitation, writing off notes or accounts receivable;

         (n) Other than as set forth in this Agreement, any issuance or the commitment of ANNIE'S to issue any share of stock or other equities or obligations or securities convertible into or exchangeable for shares of stock or other equity securities;

         (o) Any indebtedness incurred by ANNIE'S for borrowed money or any commitment to borrow money entered into by ANNIE'S or any loans made or agreed to be made by ANNIES;

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         (p)      Any agreement by ANNIE'S to do any of the foregoing;

         (q) Any other event or condition of any character which materially adversely affects ANNIE'S assets, properties, financial condition, operating results, or business (as such business is presently conducted and as it is proposed to be conducted).

         SECTION 3.9. COMPLIANCE WITH LAWS. ANNIE'S and its business are in compliance in all material respects with applicable laws, rules, ordinances, use permits, orders and regulations, and to ANNIE'S best knowledge, there is no basis for any action, suit or proceeding arising out of or in connection therewith. ANNIE'S has not received any notice of any violation of any such law, rule, ordinance, order or regulation, and ANNIE'S is not subject to any settlement agreement or consent decree with continuing obligations or restrictions on ANNIE'S.

         SECTION 3.10. NO UNDISCLOSED LIABILITIES. Except as explicitly disclosed on the Disclosure Schedule or in the Financial Statements, ANNIE'S does not have, nor are any of its assets or properties subject to, any debt, liability, obligation, contract or commitment of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise. To ANNIE'S knowledge, there are no facts that could serve as the basis for any material debt, liability, obligation or commitment of ANNIE'S not so disclosed.

         SECTION 3.11. TAX RETURNS, ELECTIONS AND PAYMENTS. ANNIE'S has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. ANNIE'S has paid all taxes and other assessments due, except those contested by it in good faith which are disclosed in this Agreement on the Disclosure Schedule. The provision for ANNIE'S taxes is adequate for taxes due or accrued as of the date of the Financial Statements. ANNIE'S has not elected to be treated as a Subchapter S corporation, nor has it made any other elections under the Internal Revenue Code of 1986, as Amended ("Code") (other than elections which relate solely to methods of accounting, depreciation or amortization), which would have a material adverse affect on ANNIE'S, its financial condition, its business as presently conducted or proposed to be conducted, or any of its material properties or material assets. Other than those identified on the Disclosure Schedule, ANNIE'S has never had a tax deficiency or tax audit and ANNIE'S has made all required withholdings from the income paid to its employees.

         SECTION 3.12.     LABOR RELATIONS AND EMPLOYMENT ISSUES.

         (a) ANNIE'S has not entered into any collective bargaining agreement or similar contract with any employee, union, labor organization or other employee representative or group of employees and, to ANNIE'S best knowledge, no such organization or person has made or is making any attempt to organize or represent employees of ANNIE'S.

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         (b) Without limiting the generality of any other warranty, to knowledge of ANNIE'S management, ANNIE'S is in full compliance with all applicable laws, rules, regulations, standards and contracts relating to employment, including those relating to wages, hours, working condition, hiring, promotion, occupational health and safety (including those dealing with employee handling or use of or exposure to hazardous or toxic substances and the training of employees with respect to such substances), and ANNIE'S has not received any notice of any violation of any such law, rule, regulation, standard or contract.

         (c) Other than as identified on the Disclosure Schedule, no current or former employee of ANNIE'S has any claim against ANNIE'S (or any of its officers, employees or agents under any law, rule, regulation, standard or contract on account of or for overtime pay for the current payroll period), wages or salary for any period other than the current payroll period, incentive or deferred compensation, vacation, holiday or other time off or pay in lieu thereof (other than time off or pay in lieu thereof earned in respect of the current year), or any violation of any law, rule, regulation, standard or contract relating to the payment of wages, fringe benefits, wage supplements or hours of work.

         SECTION 3.13. TITLE TO PROPERTIES AND ASSETS; LIENS AND ENCUMBRANCES. ANNIE'S has good and marketable title to its properties and assets, and has good title to all its leasehold estates, in each case unless otherwise disclosed in the Financial Statements subject to no mortgage, pledge, lien, lease, security interest, encumbrance, or charge, other than tax, materialmen's, or like liens and encumbrances or obligations not yet due and payable, which do not materially detract from the value of the affected property or materially impair ANNIE'S operations. ANNIE'S properties and assets are in good condition and repair in all material respects.

         SECTION 3.14. PATENTS, COPYRIGHTS AND TRADEMARKS. Other than as identified on the Disclosure Schedule, ANNIE'S has exclusive right, title and interest in and to all intangible property, including all patents, trademarks, service marks, tradenames, copyrights, trade secrets, and other proprietary rights (collectively "Proprietary Rights"), or adequate licenses, rights, purchase options, assignments, or releases for the Proprietary Rights (collectively the "Proprietary Rights Agreements") necessary for its business as now conducted and as currently proposed to be conducted. ANNIE'S has not received any notice or claim of, nor does it have any knowledge of, any infringement or misappropriation by ANNIE'S of the asserted rights of others. Assuming the due authorization, execution and delivery of the Proprietary Rights Agreements by their respective parties, the Proprietary Rights Agreements constitute valid, legal and binding obligations of the respective parties and are enforceable in accordance with their terms, except as limited by bankruptcy and other laws of general application affecting the rights and remedies of creditors generally and except insofar as the availability of equitable remedies may be limited.

         To ANNIE'S knowledge, ANNIE'S has taken or is taking all steps reasonably necessary or appropriate to establish and maintain its ownership of the Proprietary Rights and is not aware of any infringement or misappropriation by others of any of its

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Proprietary Rights. ANNIE'S shall provide HOLDINGS with a true and correct list of all: (a) Proprietary Rights; (b) Proprietary Rights Agreements; (c) registrations and applications for ANNIE'S copyrights and trademarks; (d) the trademarks under which, and the countries in which, ANNIE'S sells products; (e) all availability searches conducted for ANNIE'S trademarks; and (f) all Office Actions issued by the Untied States Patent and Trademark Office and any equivalent office outside the United States relating to ANNIE'S trademarks.

         SECTION 3.15. COMPLIANCE WITH OTHER INSTRUMENTS. ANNIE'S is not in violation of any provision of its Certificate of Incorporation or Bylaws, as amended, and in effect on and as of the Closing Date, and is not in breach of or in default under, in any material respect, any contract, agreement or instrument to which it is a party, or to which it or its property is subject, or any judgment, decree, order, statue, rule or regulation to which ANNIE'S is subject (collectively the "Instruments"), a breach or violation of which would have a material adverse affect on ANNIE'S condition (financial or otherwise) or operations. No event has occurred which with the passage of time or the giving of notice, or both, would constitute a breach or violation under any of the Instruments which would have a material affect on ANNIE'S condition (financial or otherwise) or operations. The execution, delivery and performance of and compliance with this Agreement, will not result in a breach or violation of or constitute a material default under any of the Instruments, except such violations, breaches or defaults which singularly or in the aggregate would not
(a) have a material adverse effect on ANNIE'S business, operations, property, or condition (financial or otherwise); (b) require any consent or waiver (which has not been obtained) under any of the Instruments, or (c) result in the creation of a pledge, lien, encumbrance, or charge on any of ANNIE'S properties or assets under any of the Instruments. To the best of ANNIE'S knowledge, none of its employees is in violation of any term of any employment contract, patent, or other proprietary information disclosure agreement or other contract or agreement relating to the right of any such employee to be employed by ANNIE'S because of the nature of the business conducted or proposed to be conducted by ANNIE'S or for any reason, and to ANNIE'S knowledge the continued employment by ANNIE'S of its present employees will not result in any such violation.

         SECTION 3.16.     LEGAL PROCEEDINGS, BUSINESS, ETC.

         (a) There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to ANNIE'S best knowledge, threatened against or affecting ANNIE'S, or any of its respective assets which, if adversely determined, could materially and adversely affect the business, the operations or properties, or the condition (financial or otherwise) of ANNIE'S or the business, operations or properties, or the condition, financial or otherwise, of ANNIE'S immediately after the Closing Date, or the ability of ANNIE'S to consummate the transaction contemplated hereby. There is no judgment, decree, injunction, rule or order of any court, governmental department,

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                  commission, agency, instrumentality or arbitrator outstanding against ANNIE'S and, to ANNIE'S best knowledge, there is no basis for any action, suit, proceeding or investigation against ANNIE'S that would have a material adverse effect. No such action, suit, proceeding, known investigation, judgment, decree, injunction, rule or order arises out of the employment of labor, equal employment opportunity, occupational health and safety, economic stabilization or environmental protection. ANNIE'S is not in default with respect to any order, injunction or decree of any court or governmental department, commission, board or agency, and no such order, injunction or decree is now in effect which restrains the operations or the use of the properties belonging to ANNIE'S.

         (b) ANNIE'S has no knowledge or belief that (i) there is pending or threatened any claim or litigation against or affecting the right of ANNIE'S to produce, manufacture, sell, or use any product, process, method, substance, part, or other material presently produced, manufactured, sold, or used or planned to be produced, manufactured, sold or used by ANNIE'S in connection with its operations, (ii) there exists, or is pending or planed, any patent, invention, device, application, tradename, trademark, servicemark or principle or any statute, rule, law, regulation, standard, or code that would materially adversely affect ANNIE'S condition (financial or otherwise) or operations.

         SECTION 3.17. CERTAIN TRANSACTIONS. Except as specifically set forth on the Disclosure Schedule, there are no loans, leases, customer or supplier arrangements, or agreements or other transactions between ANNIE'S and any of its officers, directors, or shareholders, other than transactions made in the ordinary course of business. To the best of ANNIE'S knowledge (without any investigation undertaken or implied), except as set forth on the Disclosure Schedule, none of its officers or directors, or their respective spouses, owns directly or indirectly, individually or collectively, a material interest in any entity that is a competitor, customer or supplier of, or has any existing contractual relationship with ANNIE'S.

         SECTION 3.18. ISSUANCE TAXES. All taxes imposed by law on the issuance or delivery of the shares of ANNIE'S shall have been fully paid, and all laws imposing such taxes shall have been fully complied with before the Closing Date.

         SECTION 3.19. CONSENTS AND APPROVALS. No consent, approval, order, authorization or registration, qualification, designation, declaration, or filing with any federal, state, or local governmental authority on ANNIE'S part is required in connection with the valid execution, delivery and performance of this Agreement; the issuance of the Series A Convertible Preferred Stock, or the consummation of any other transaction contemplated by this Agreement, except the filing of the restated and amended Certificate of Incorporation and the Certificate of Designation with the Secretary of State of Delaware and registration and qualification (or filings with respect to exemptions from qualification) under the federal securities laws and applicable Delaware laws, which

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qualifications will have been obtained and will be effective on the Closing Date unless adequate exemptions from such qualifications are then available.

         SECTION 3.20. EMPLOYEE BENEFIT PLANS. Except as set forth on the Disclosure Schedule, ANNIE'S has no "employee benefit plans" as that term is defined in the Employee Retirement Income Security Act of 1974, as amended, or any similar plans.

         SECTION 3.21. INSURANCE. ANNIE'S has the fire and casualty insurance policies identified on the Disclosure Schedule. To ANNIE'S best knowledge, such insurance polices are adequate to protect ANNIE'S and its financial condition against the risks involved in its business as conducted and proposed to be conducted.

         SECTION 3.22. ENVIRONMENTAL MATTERS. To the best knowledge of ANNIE'S, ANNIE'S and the premises it occupies are in full compliance with all applicable environmental laws or regulations, orders and directives of Federal, state or local governments or other governmental authorities. The term "environmental laws or regulations" includes regulatory programs involving (1) air emissions,
(2) liquid discharges to streams, ponds, ditches or other surface waters, (3) liquid discharges to ground, (4) liquid discharges to publicly-owned treatment works, (5) disposal of solid and/or other hazardous wastes, (6) marking, maintenance and/or removal of any electrical equipment containing PCBs, (7) manufacture and/or construction (including renovation) involving asbestos materials, (8) activities in or adjacent to fresh water wetlands, flood hazard areas, coastal zone management areas and/or historic preservation areas, (9) registration, operation, testing and/or removal or replacement of storage tanks for petroleum products and/or hazardous substances, and (10) emergency, planning and community right-to-know laws, including submission of hazardous substance inventory information to Federal, state or local authorities.

         SECTION 3.23. CONTRACTS. Except as disclosed on the Disclosure Schedule, ANNIE'S currently has no existing contract, obligation, plan, commitment, or other arrangement (written or oral) of any material nature, including, without limitation, the following:

         (a) Employment, bonus, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreement evidencing rights to purchase ANNIE'S securities or any agreement among shareholders and ANNIE'S.

         (b) Loan agreements, notes, indentures, or instruments, relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging, or granting or creating a lien, security interest or other encumbrance on any of ANNIE'S property or any agreement or instrument evidencing any guaranty by ANNIE'S of payment or performance by any other person;

         (c) Agreements with dealers, sales, representatives, brokers, or other distributors, jobbers, advertisers, or sales agencies;

         (d) Agreements with any labor union or collective bargaining organization or other labor agreements;

         (e) Material contracts or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with equipment lessors, processors, and subcontractors and consultants;

         (f) Joint venture contracts, arrangements or other agreements involving a sharing of profits or expenses;

         (g) Agreement limiting ANNIE'S ability to compete in any line of business in any geographic area or with any person;

         (h) Agreements providing for disposition of ANNIE'S business, assets, or shares, agreements for merger or consolidation, or letters of intent with respect to any of the forgoing; and

         (i) Letters of intent or agreement with respect to the acquisition of the business, assets, or shares of any other business.

         ANNIE'S has complied with all the material provisions of all contracts, obligations, agreements, plans, arrangements, and commitments set forth on the Disclosure Schedule, and is not in default in any material respect under any of them.

SECTION 4.        REPRESENTATIONS AND WARRANTIES BY HOLDINGS.

         HOLIDINGS hereby represents and warrants to ANNIE'S, as of the date hereof and as of the Closing Date, as follows:

         SECTION 4.1. ORGANIZATION. HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HOLDINGS has all necessary power and authority to own, use and transfer its properties and assets and to transact the business now being conducted. HOLDINGS is duly qualified as a foreign corporation in the State of Delaware. Its Employer Identification Number (tax identification number) is [_______________]. HOLDINGS is an "accredited investor" as that term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended.

         SECTION 4.2. AUTHORIZATION. HOLDINGS has all necessary corporate power and authority to enter into this Agreement. Once this Agreement has been duly executed and delivered by HOLDINGS it will constitute a legal, binding and valid obligation of

HOLDINGS, enforceable against HOLDINGS in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or equity.)

         SECTION 4.3. CONSENTS AND APPROVALS. No consent, approval, authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by HOLDINGS in connection with the execution, delivery and performance of this Agreement.

         SECTION 4.4. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with any provision of the Certificate of Incorporation or a breach thereof, or a default under, of any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization, or concession to which HOLDINGS is a party, which breach or default would have a material adverse effect on the business or financial condition of HOLDINGS or its ability to consummate the transaction contemplated hereby.

         SECTION 4.5. CONSENTS. HOLDINGS acknowledges that it shall have the responsibility to take all action required to obtain prior to Closing, all consents, approval and agreements, if any, which may be required to be obtained by HOLDINGS to consummate the transactions provided for in this Agreement.

         SECTION 4.6. FOLLOW-ON GOAL. HOLDINGS confirms its intention and goal to explore available opportunities to obtain a listing of the common stock of ANNIE'S on NASDAQ or other exchanges or to undertake a transaction or plan which would provide to ANNIE'S existing shareholders, especially its public shareholders, more liquidity for such stock than now exists.

SECTION 5. INVESETMENT REPRESENTATIONS AND RESTRICITONS.

         SECTION 5.1. RESTRICTED SECURITIES. HOLDINGS understands that the securities it is purchasing hereunder (or will acquire upon conversion of the Series A Preferred Stock or upon exercise of the Warrant) are characterized as restricted securities under Federal laws because they are being acquired from ANNIE'S in a transaction not involving a public offering and that under such laws and applicable regulations the securities may be resold without registration under Federal securities laws only in certain limited circumstances. HOLDINGS represents, and in entering into this Agreement ANNIE'S understands, that HOLDINGS is acquiring the Note, the Warrant and the Series A Convertible Preferred Stock for the purpose of investment and not with a view to the distribution thereof, and that HOLDINGS has no present intention of selling, negotiating or otherwise disposing of the Note, the Warrant or the Series A Convertible Preferred Stock; it being understood, however, that the disposition of HOLDINGS' property will at all times be and remain within its control.

         SECTION 5.2. EXEMPT TRANSACTION. The issuance of the Series A Convertible Preferred Stock as contemplated by this Agreement (and the Common Stock that would be issued upon conversion of the Series A Preferred Stock or upon exercise of the Warrant) is exempt from the registration requirements of the Securities Act 1933 as amended and the registration and qualification requirements of applicable California securities laws, and neither ANNIE'S nor anyone acting on its behalf will take any action that would cause the loss of such exemptions.

         SECTION 5.3. NOT FOREIGN INVESTOR. HOLDINGS is not a foreign investor as defined by the United States Department of Commerce, and therefore HOLDINGS will not be required to file any Form BE-13 with the Department of Commerce.

         SECTION 5.4. LEGENDS. It is further understood by HOLDINGS that the certificates evidencing the securities and/or shares of stock into which they are convertible may be endorsed with the following legends (or their substantial equivalents):

         a) FEDERAL LEGEND: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) UNDER AN OPINION OF COUNSEL, SATISFACTORY TO ANNIE'S HOMEGROWN, INC. THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

         (B) OTHER LEGENDS: Any other legends required by applicable state blue sky laws.


SECTION 6. [INTENTIONALLY OMITTED]

SECTION 7. [INTENTIONALLY OMITTED]

SECTION 8.   FURTHER CONVENANTS.

         SECTION 8.1. EXPENSES OF THE PARTIES. Except as otherwise expressly provided in this Agreement, each party shall pay all of its expenses incurred in connection with the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, legal counsel and accountants.

         SECTION 8.2.      [INTENTIONALLY OMITTED].

         SECTION 8.3. FURTHER ASSURANCES. Each party shall cooperate with the other, take such further action, and execute and deliver such further documents, as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

         SECTION 8.4.      [INTENTIONALLY OMITTED]

SECTION 9. CONDITIONS TO PERFORMANCE OBLIGATIONS.

         SECTION 9.1. CONDITIONS TO HOLDINGS' PERFORMANCE OBLIGATIONS. The obligations of HOLDINGS to complete the transactions provided for herein shall be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES: All representations and warranties of ANNIE'S contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, and HOLDINGS shall have received a certificate to that effect, dated the Closing Date, signed by the Chief Operating Officer and the Chief Financial Officer of ANNIE'S;

         (b) PRE-CLOSING OBLIGATIONS: ANNIE'S shall have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by HOLDINGS, and HOLDINGS shall have received a certificate to that effect, dated the Closing Date, signed by the Chief Operating Officer and the Chief Financial Officer of ANNIE'S;

         (c) DUE AUTHORIZATION: ANNIE'S execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary action on the part of ANNIE'S and HOLDINGS shall have received a duly certified copy of all actions taken by ANNIE'S Board of Directors effecting the same;

         (d) CONSENTS BY ANNIE'S: All required notices, filings, consents, waivers and approvals shall have been given, made or obtained, as the case may be, by ANNIE'S, and HOLDINGS shall have received a true copy of each thereof;

         (e) CONSENTS BY HOLDINGS: All notices, filings, consents, waivers and approvals required to be obtained by HOLDINGS shall have been given, made or obtained, as the case may be, by HOLDINGS;

         (f) NO BAR: There shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would, in HOLDINGS' reasonable judgment, restrain or prohibit, make illegal, or subject HOLDINGS to material damage as a result of, the consummation of the transactions contemplated hereby;

         (g)      [INTENTIONALLY OMITTED].

         (h) CONSENT OF HOLDERS OF OTHER SECURITIES: On or prior to the Closing Date, ANNIE'S shall have obtained from the holders of a majority of the outstanding Common Stock approval of the Amendment to ANNIE'S Certificate of Incorporation necessary to create and issue the Series A Convertible Preferred Stock.

         (i) SATISFACTORY PROCEEDINGS: All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to HOLDINGS, and HOLDINGS shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         (j) STOCK COLLAR: HOLDINGS shall have entered into binding Stock Collar agreements covering a minimum of 2,577,691 shares of Common Stock of ANNIE'S.

         (k) OTHER MATTERS: HOLDINGS shall have received such other instruments and documents as shall have been reasonably requested by counsel to HOLDINGS on or before the Closing Date.

         (l) IRREVOCABLE PROXIES. HOLDINGS shall have received irrevocable proxies on a minimum of 2,577,691 shares of Common Stock of ANNIE'S.

         SECTION 9.2. CONDITIONS TO THE OBLIGATIONS OF ANNIE'S. The obligations of ANNIE'S to complete the transactions provided for herein shall be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES: All representations and warranties of HOLDINGS contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and ANNIE'S shall have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of HOLDINGS;

         (b) PRE-CLOSING OBLIGATIONS: HOLDINGS shall have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by ANNIE'S, and ANNIE'S shall have received a certificate to that effect, dated the Closing Date, signed by the chief executive officer and the chief financial officer of HOLDINGS;

         (c) DUE AUTHORIZATION: HOLDINGS execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary action on the part of HOLDINGS, and ANNIE'S shall have received a duly certified copy of all actions taken by HOLDINGS chief executive officer and the chief financial officer effecting the same;

         (d) CONSENTS BY ANNIE'S: All notices, filings, consents, waivers and approvals required to be obtained by ANNIE'S shall have been given, made or obtained, as the case may be, by ANNIE'S;

         (e) CONSENTS BY HOLDINGS: All notices, filings, consents, waivers and approvals required to be obtained shall have been given, made or obtained, as the case may be, by HOLDINGS, and ANNIE'S shall have received a true copy of each thereof;

         (f) NO BAR: There shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would, in ANNIE'S reasonable judgment, restrain or prohibit, make illegal, or subject ANNIE'S to material damage as a result of, the consummation of the transactions contemplated hereby;

         (g) OTHER MATTERS: ANNIE'S shall have received such other instruments and documents as shall have been reasonably requested by ANNIE'S on or before the Closing Date.

         (h) FAIRNESS OPINION: If requested by the Board of Directors of ANNIE'S, the receipt of a fairness opinion satisfactory to that Board regarding the valuation of the securities being issued by ANNIE'S pursuant to this Agreement.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

         SECTION 10.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute a default under this Agreement:

         (a)      [Intentionally Omitted]

         (b) Default in the observance or performance of any other covenant or provision of this Agreement which is not remedied within 30 days;

         (c) Default shall occur in the observance or performance of the agreements and undertakings of ANNIE'S set forth in the Warrant or any such Warrant shall be held by a court of competent jurisdiction to be invalid or unenforceable in any material respect;

         (d) ANNIE'S becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or ANNIE'S causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for ANNIE'S for the major part of the property of ANNIE'S, and such condition continues for a period of 90 days;

         (e) A custodian, liquidator, trustee or receiver is appointed for ANNIE'S or for the major part of the property of ANNIE'S and is not discharged within 30 days after such appointment; or

         (f) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against ANNIE'S or any Subsidiary and, if instituted against ANNIE'S are consented to or are not dismissed within 60 days after such institution.

         SECTION 10.2. [INTENTIONALLY OMITTED].


SECTION 11. MISCELLANEOUS.

         SECTION 11.1. EXPENSES; STAMP TAX INDEMNITY. ANNIE'S will pay all of its expenses in connection with this Agreement and the transactions contemplated hereby. ANNIE'S will pay and save HOLDINGS harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Note, the Warrant or Series A Convertible Preferred Stock, whether or not the Note, Warrant or Series A Convertible Preferred Stock are then outstanding.

         SECTION 11.2. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of HOLDINGS in the exercise of any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of HOLDINGS are cumulative and no waiver or consent, given or extended to ANNIE'S, shall extend to or affect any obligation or right not expressly waived or consented to.

         SECTION 11.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon ANNIE'S and its successors and assigns and shall inure to the benefit of and be binding upon HOLDINGS and its successors and assigns.

         SECTION 11.4. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by ANNIE'S herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, will survive the closing and the delivery of this Agreement, the Note, the Warrant and the Series A Convertible Preferred Stock, for a period of nine months from the Closing Date.

         SECTION 11.5. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         SECTION 11.6. GOVERNING LAW. This Agreement and the Notes, Warrant, and Series A Convertible Preferred Stock issued and sold hereunder shall be governed by and construed in accordance with Delaware law.

         SECTION 11.7.     [INTENTIONALLY OMITTED]

         SECTION 11.8. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         SECTION 11.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting air original but all together only one agreement.

         SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the other documents delivered under it constitute the full and entire understanding and agreement between the parties with respect to the subject matter of this Agreement and such other documents, and supercede all previous agreement and understandings, written or oral, concerning the subject matter of this Agreement and such other documents.

         SECTION 11.11. AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by each of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

         SECTION 11.12. TAX CONSEQUENCES. The parties each acknowledge and agree that they have sought independent advice as to the tax consequences of the transactions contemplated hereby, and that no party hereto makes any representation or warranty, express or implied, to any other party with respect thereto.

         SECTION 11.13. ASSIGNMENT. No party shall assign or attempt to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each of the other parties hereto.

         SECTION 11.14. NOTICES, ETC. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder shall be in writing and shall be effective upon receipt. All notices shall be sent (a) by registered or certified first-class mail, postage prepaid and return receipt requested, (b) by Federal Express or comparable overnight courier, or
(c) by telecopier, addressed as follows:


         If to HOLDINGS:            John Foraker
                                    954 "A" Street
                                    Davis, CA 95616

         with a copy to:            Dickenson, Peatman & Fogarty
                                    809 Coombs Street
                                    Napa, CA  94559
                                    Attn:  C. Richard Lemon, Esq.
                                    Telecopier:  (707) 255-6876

         If to ANNIE'S:             Annie's Homegrown, Inc.
                                    395 Main Street
                                    Wakefield, MA 01880
                                    Attn:  President

         with a required copy to:   Kirkpatrick & Lockhart LLP
                                    75 State Street
                                    Boston, MA  02109
                                    Attn:    Stephen L. Palmer, Esq.

         SECTION 11.15. ATTORNEYS' FEES. In the event any party incurs costs in enforcing this Agreement, the prevailing party in any subsequent litigation shall be entitled to full reimbursement of their expenses of enforcement including attorneys' fees. This right shall survive and not merge into any judgment obtained by a party hereto.

         SECTION 11.16. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors-in-interest, shall have the right hereunder, nor any right or enforcement hereof.

         SECTION 11.17. NO RELIANCE ON OTHER INFORMATION. Except for the representations and warranties in this Agreement, neither HOLDINGS nor ANNIE'S or other person acting for them makes any other representation or warranty, express or implied, with respect to the transactions contemplated by the Agreement, whether oral or written, whether by HOLDINGS or ANNIE'S or any of their representatives or agents or any other person.

WHEREAS the parties enter into this Agreement on the date set forth above.


                                            ANNIE'S HOMEGROWN, INC.

                                            By: /s/ Paul B. Nardone
                                               ---------------------------
                                            Title: President
                                                   -----------------------



                                            HOMEGROWN HOLDINGS CORP.

                                            By: /s/ John Foraker
                                               ---------------------------
                                            Title: President
                                                   -----------------------






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